UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 22, 2007 (August 16, 2007)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)           On August 16, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Analysts International Corporation (the “Company”) approved potential incentive bonus payments to the Company executive officers, Chief Financial Officer David J. Steichen, Secretary and General Counsel Colleen M. Davenport, Vice President of Solutions Michael Souders and other senior management personnel.  The bonuses are contingent upon achievement of Company financial performance targets established by the Board of Directors and will be paid only if the Company achieves the performance targets for the fourth quarter of fiscal year 2007 and the first quarter of fiscal year 2008.  Any payments made shall occur after the close of the Company’s first quarter of fiscal year 2008.  The potential payment for each individual is $12,500 in cash and $12,500 worth of restricted stock issued from the Company’s 2004 Equity Incentive Plan.  The Committee also approved up to $100,000 in additional discretionary bonus payments.  Payment of such discretionary payments is subject to the achievement of the Company performance targets referenced above.  Any payments under this compensation arrangement would be in lieu of other incentive compensation related to the Company’s 2007 fiscal year for which no incentive compensation plan has been adopted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 22, 2007	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel